UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 20, 2010

LOWE'S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 20, 2010, the Board of Directors (the “Board”) of Lowe’s Companies, Inc. (the “Company”) elected Raul Alvarez, retired President and Chief Operating Officer of McDonald’s Corporation, to the Company’s Board as a Class I director with a term expiring at the Company’s 2011 annual meeting of shareholders.  Concurrent with his election as a director, Mr. Alvarez was appointed to the Audit Committee and the Governance Committee of the Board.  There are no arrangements or understandings between Mr. Alvarez and any other persons pursuant to which he was selected as a director.  Additionally, there are no transactions involving the Company and Mr. Alvarez that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Alvarez will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2010.

A copy of the news release announcing Mr. Alvarez’s election is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1           News Release of Lowe’s Companies, Inc., issued August 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE'S COMPANIES, INC.

Date: August 20, 2010	By:	/s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release of Lowe’s Companies, Inc., issued August 20, 2010